UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

China Du Kang Co., Ltd.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53833	90-0531621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Town of Dukang, Baishui County, A-28, Van Metropolis, #35 Tangyan Road, Xi'an, Shaanxi, Peoples’ Republic of China	710065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 8629-88329785

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 29, 2014, Keith K. Zhen, CPA (“Zhen”) notified China Du Kang Co., Ltd. (the “Company”) that he resigned as the Company’s independent certifying accountant effective on the same date. Effective January 12, 2015, the Board of Directors of the Company engaged the independent registered public accounting firm of Yichien Yeh, CPA (“Yeh”) to serve as the Company’s new independent registered public accountant.

During the Company’s two most recent fiscal years and the interim period preceding the engagement of Yeh, the Company has not consulted with Yeh regarding either: (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and Zhen as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DU KANG CO., LTD.

Dated: January 14, 2015	By:	/s/ Wang Yong Shen
Wang Yong Shen
President and Chief Executive Officer